Exhibit 99.1

FalconStor Announces Key Executive Leadership Appointments

Turnaround Expertise Added to Accelerate Company’s Reorganization

MELVILLE, N.Y., August 17, 2017 — FalconStor Software, Inc. (NASDAQ: FALC), a market leader in storage software, today announced the appointment of Todd Brooks as Chief Executive Officer and Patrick McClain as Chief Financial Officer, both effective immediately. In concert with these appointments, Todd Oseth, formerly FalconStor President and Chief Executive Officer, will move into a strategic industry advisor role to support the Company’s reorganization efforts, and Dan Murale, formerly FalconStor Chief Financial Officer, resigned to pursue other opportunities.

Mr. Brooks is an experienced chief executive with proven success in re-energizing growth and profitability for mature enterprise software companies across the globe. Mr. Brooks is an Operating Partner with Razorhorse Capital, leading the firm’s value creation practice for software portfolio companies. Previously, he was Chief Operating Officer for Aurea Software, and CEO for Update Software, a publicly traded company in Europe.

Mr. McClain is a hands-on and deeply experienced leader who has served as a key financial executive leader within numerous technology companies. Prior to joining FalconStor, he was CFO for Aurea Software, CFO for Rules Based Medicine (currently Myriad RBM), and a fractional CFO for over 20 software and technology clients. Mr. McClain began his career with Price Waterhouse as an audit manager.

“FalconStor’s long-term position as a leader in data storage management software, and extensive enterprise customer base are tremendous assets for the Company,” said Todd Brooks, FalconStor CEO. “to maximize these assets, the Company’s commercial and operational fundamentals must be refocused. I am excited to lead these efforts and position FalconStor for long-term success delivering differentiated value to our customers and shareholders.”

"We want to thank Dan Murale for his service to the Company during his tenure as Chief Financial Officer. We wish him all the best for his continued success in the future,” said Barry Rudolph, Member of the Board of Directors of FalconStor, “we also want to thank Todd Oseth for his leadership and look forward to his continued involvement as a strategic advisor. As we look ahead, we are excited about FalconStor’s future.”

About FalconStor Software

FalconStor Software, Inc. (NASDAQ: FALC) is a leading storage and data management software company offering a converged, hardware-agnostic data services software platform. Our open, integrated flagship solution FreeStor® reduces vendor lock-in and gives enterprises the freedom to choose the applications and hardware components that make the best sense for their business. We empower organizations to modernize their data center with the right performance, in the right location, all while protecting existing investments. FalconStor’s mission is to maximize data availability and system uptime to ensure nonstop business productivity while simplifying data management to reduce operational costs. Our award-winning solutions are available and supported worldwide by OEMs as well as leading service providers, system integrators, resellers and FalconStor. The Company is headquartered in Melville, N.Y. with offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

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FalconStor, FalconStor Software, FreeStor, and Intelligent Abstraction are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

FalconStor Press Release Safe Harbor Statement

This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements.

These risks and uncertainties include: delays in product development; market acceptance of FalconStor's products and services; technological change in the storage and networking industries; competition in the network storage software market; the potential failure of FalconStor's OEM partners to introduce or market products incorporating FalconStor's products; the ability to achieve profitability; intellectual property issues; and other risk factors discussed in FalconStor's reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

For more information, contact:

Gavin McLaughlin, An Outside Edge

Investor, Press and Analyst Relations

press@aoeglobal.com

+1 719 352 3217 / +44 7973 264246